Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-226775) on Form S-8 of Appliance Recycling Centers of America, Inc. and Subsidiaries (collectively, the “Company”) of our report dated March 29, 2019, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K/A of the Company for the year ended December 29, 2018.

/s/ SingerLewak LLP

Los Angeles, California

March 29, 2019